UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 6, 2010 (December 1, 2010)

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA 15203

(Address of Principal Executive Offices) (Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

DynaVox Inc. held its annual meeting of stockholders on December 1, 2010 (the “2010 Annual Meeting”). At that meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the 2010 Annual Meeting filed with the Securities and Exchange Commission on October 15, 2010 (File No. 001-34716). The matters voted upon at the 2010 Annual Meeting and the final results of the votes were as follows:

Proposal 1. Election to the Board of Directors.

Each of the following nominees for director was elected to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. The final voting results are set forth below:

	FOR	WITHHELD	BROKER NON-VOTES

Roger C. Holstein	20,055,223	5,119,283	1,447,231

Edward L. Donnelly Jr.	23,277,903	1,896,603	1,447,231

Michael N. Hammes	24,977,112	197,394	1,447,231

Michael J. Herling	25,141,421	33,085	1,447,231

James W. Liken	25,141,421	33,085	1,447,231

William E. Mayer	20,055,223	5,119,283	1,447,231

Augustine L. Nieto II	25,141,421	33,085	1,447,231

JoAnn A. Reed	25,141,421	33,085	1,447,231

Erin L. Russell	20,129,096	5,045,410	1,447,231

Proposal 2. Ratification of Independent Registered Public Accounting Firm.

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 1, 2011 was ratified. The final voting results are set forth below:

FOR	AGAINST	ABSTAIN
26,595,252	18,845	7,640

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

By:	/s/ Marcy Smorey-Giger
Name:	Marcy Smorey-Giger
Title:	Chief Legal Officer

Date:  December 6, 2010